                                                                 EXHIBIT 10




                          PURCHASE AND SALE AGREEMENT

                             BY, BETWEEN AND AMONG

                     NEVADA LAND AND RESOURCE COMPANY, LLC,
             A DELAWARE LIMITED LIABILITY COMPANY (THE "COMPANY"),

                           GLOBAL EQUITY CORPORATION,
                   AN ONTARIO, CANADA CORPORATION ("GLOBAL"),

                             WESTERN WATER COMPANY,
                   A DELAWARE CORPORATION ("WESTERN WATER"),

                                      AND

                          WESTERN LAND JOINT VENTURE,
              A DELAWARE GENERAL PARTNERSHIP ("WESTERN LAND JV").

                                EFFECTIVE AS OF
                                 APRIL 9, 1997

                               TABLE OF CONTENTS

                                                                                                                            Page
                                                                                                                            ----
ARTICLE I            DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                     ------------
        1.1          Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
ARTICLE II           PURCHASE AND SALE AND CONSULTING AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                     ------------------------------------------
        2.1          Purchase and Sale  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
        2.2          Consulting Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
ARTICLE III          CONSIDERATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                     -------------
        3.1          Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
        3.2          Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
ARTICLE IV           AS-IS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
                     -----
        4.1          "AS IS" Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
ARTICLE V            INTERIM OPERATING COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                     ---------------------------
        5.1          Operations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        5.2          Sales, Leases and Encumbrances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
        5.3          Additional Covenants Pending Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
ARTICLE VI           REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
                     ------------------------------
        6.1          Joint Representations and Warranties of Western Water and
                     Western Land JV  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
        6.2          Representations and Warranties of Western Land JV  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
        6.3          Representations and Warranties of Western Water  . . . . . . . . . . . . . . . . . . . . . . . . . . .   19
        6.4          Representations and Warranties of Global . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
        6.5          Knowledge and Limitation of Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
        6.6          Securities Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
ARTICLE VII          REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
                     --------
        7.1          Western Land JV's and Western Water's Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
        7.2          Global's Remedies Prior to Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
        7.3          Global's Remedies After Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
        7.4          Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
        7.5          Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
ARTICLE VIII         CLOSING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
                     -------
        8.1          Conditions to Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
        8.2          Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        8.3          Closing Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
        8.4          Delivery of Promissory Note as Partial Payment to Western Water  . . . . . . . . . . . . . . . . . . .   36
        8.5          Closing Costs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
        8.6          Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
        8.7          No Prorations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
        8.8          Access to Documents and Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37

ARTICLE IX           CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
                     ------------
        9.1          Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ARTICLE X            RISK OF LOSS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
                     ------------
        10.1         Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

ARTICLE XI           MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
                     -------------
        11.1         Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        11.2         Agreement Binding on Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        11.3         Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        11.4         Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
        11.5         Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        11.6         Place of Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        11.7         Venue  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        11.8         Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        11.9         Section Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        11.10        Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        11.11        No Recordation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
        11.12        Multiple Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        11.13        Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        11.14        Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        11.15        Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
        11.16        Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

EXHIBIT A - INVENTORY OF REAL PROPERTY
EXHIBIT B - CONSULTING AGREEMENT
EXHIBIT C - PROMISSORY NOTE
EXHIBIT D - WESTERN LAND JV ASSIGNMENT OF LLC MEMBER INTEREST
EXHIBIT E - WESTERN WATER ASSIGNMENT OF LLC MEMBER INTEREST

                          PURCHASE AND SALE AGREEMENT

         THIS PURCHASE AND SALE AGREEMENT ("Agreement") is entered into effective for all purposes as of the 9th day of April, 1997 (the "Effective Date"), by, between and among Nevada Land and Resource Company, LLC, a Delaware limited liability company (the "Company"), Global Equity Corporation, an Ontario, Canada corporation ("Global"), Western Water Company, a Delaware corporation ("Western Water"), and Western Land Joint Venture, a Delaware general partnership ("Western Land JV").

                              W I T N E S S E T H:

         WHEREAS, the Company owns an interest in the Property, as hereinafter defined;

         WHEREAS, Global desires to purchase from Western Water and Western Water desires to sell to Global the interests of Western Water in the Company, on the terms and conditions hereinafter set forth;

         WHEREAS, Global desires to purchase from Western Land JV and Western Land JV desires to sell to Global the interests of Western Land JV in the Company, on the terms and conditions hereinafter set forth;

         WHEREAS, in connection with its purchase of the interests in the Company, Global desires to make a capital contribution to the Company in order to enable the Company to pay in full the Existing Indebtedness, as hereinafter defined;

         NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:





                                       1.

                                   ARTICLE I

                                  DEFINITIONS

         1.1 DEFINITIONS. For purposes of this Agreement, the following capitalized terms used herein shall have the meanings ascribed to such terms in this Section 1.1:

                 AFFILIATE. The term "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such Person, as the case may be. For purposes of this definition, "control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms controlling" and "controlled by" shall have the meanings correlative to the foregoing.

                 BUSINESS DAY. The term "Business Day" shall mean any day other than a Saturday, Sunday or a day on which national banking associations are authorized or required to close.

                 CLOSING. The term "Closing" shall have the meaning ascribed to it in Section 3.1.

                 CLOSING DATE. The term "Closing Date" shall have the meaning ascribed to it in Section 8.2.

                 COMPANY. The term "Company" shall have the meaning ascribed to it in the opening paragraph of this Agreement.

                 CONSIDERATION. The term "Consideration" shall have the meaning ascribed to it in Section 3.1.





                                       2.

                 CONSULTING AGREEMENT. The term "Consulting Agreement" shall mean the agreement attached hereto as Exhibit "B" to be entered into by and between the Western Affiliate and the Company as of the Closing for the purposes set forth in Section 2.2 hereof.

                 CONTRACTS. The term "Contracts" shall mean any and all exploration, licensing, leasing, servicing, supply, maintenance, employment and consultant contracts to which the Company is a party, or the rights and obligations to which the Company has succeeded.

                 DEFERRED AMOUNT. The term "Deferred Amount" shall mean a portion of the Western Water Purchase Price equal to the sum of One Million Three Hundred Thirty-Six Thousand Dollars ($1,336,000).

                 DEPOSIT. The term "Deposit" shall mean, collectively, the Western Water Deposit and the Western Land JV Deposit, together with any interest earned thereon while in Escrow.

                 DOCUMENTS. The term "Documents" shall have the meaning ascribed to such term in Section 8.8 hereof.

                 EFFECTIVE DATE. The term "Effective Date" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

                 EXCLUDED DOCUMENTS. The term "Excluded Documents" shall have the meaning ascribed to such term in Section 8.8.

                 ESCROW. The term "Escrow" shall have the meaning ascribed to such term in Section 3.1.

                 ESCROW AGENT. The term "Escrow Agent" shall have the meaning ascribed to such term in Section 3.1.





                                       3.

                 EXISTING INDEBTEDNESS PAYOFF. The term "Existing Indebtedness Payoff" shall mean the amount necessary to pay the Existing Indebtedness in full at Closing and obtain a release of the Existing Mortgage.

                 EXISTING MORTGAGE. The term "Existing Mortgage" shall mean, collectively, the mortgage and security agreement, assignment of rents and leases and/or similar documents, encumbering the Land, executed by the Company for the benefit of Morgan Stanley Mortgage Capital, Inc. ("Lender") securing indebtedness ("Existing Indebtedness") in the original principal amount of Twelve Million Dollars ($12,000,000), and certain UCC filings executed by the Company in connection therewith, showing the Company as debtor and the Lender as the secured party.

                 GLOBAL. The term "Global" shall have the meaning ascribed to it in the opening paragraph of this Agreement.

                 GOVERNMENTAL AUTHORITIES. The term "Governmental Authorities" shall mean the various governmental and quasi-governmental bodies or agencies having jurisdiction over the Company or the Land or any portion thereof.

                 LAND. The term "Land" shall mean all of the real property owned by the Company in the State of Nevada as of the Effective Date, as more particularly described in Exhibit "A" attached hereto, except for any permissible sale of the Land that may occur prior to the Closing as provided in
Section 5.2A., together with all of the Company's interests, if any, in and to any appurtenances pertaining thereto, including without limitation all easement rights, air rights, right of ways, water rights, and oil, gas or mineral rights.





                                       4.

                 NLRC LLC AGREEMENT. The term "NLRC LLC Agreement" shall mean that certain Limited Liability Company Agreement of the Company, dated as of September 28, 1995, by and between Western Water and Western Land JV, the Company having been originally formed under the name of Silver State Land Company, LLC and such name having been changed to Nevada Land and Resource Company, LLC by filing of an Amended and Restated Certificate of Formation with the Secretary of State of Delaware on November 21, 1995.

                 NOTICE. The term "Notice" shall have the meaning ascribed to it in Section 11.4.

                 PERSON. The term "Person" shall mean any individual, partnership, limited partnership, joint venture, trust, estate, corporation, joint stock company, association, limited liability company or other legal entity.

                 PROMISSORY NOTE. The term Promissory Note" shall mean the Promissory Note in form attached hereto as Exhibit "C".

                 PROPERTY. The term "Property" shall mean all of the Company's interests as of the Effective Date with respect to Land, the Contracts, and all certificates, permits, entitlements, plans, renderings, reports, studies and other documents pertaining to the Land, except for the Excluded Documents, in possession of the Company.

                 PURCHASE AND SALE. The term "Purchase and Sale" shall have the meaning ascribed to it in Section 2.2.

                 SECURITIES ACT. The term "Securities Act" shall have the meaning ascribed to it in Section 6.5.





                                       5.

                 SECURITIES LAWS. The term "Securities Laws" shall have the meaning ascribed to it in Section 6.5.

                 WESTERN AFFILIATE. The term "Western Affiliate" shall have the meaning ascribed to it in Section 2.1.

                 WESTERN LAND JV. The term "Western Land JV" shall have the meaning ascribed to it in the opening paragraph of this Agreement.

                 WESTERN LAND JV ASSIGNMENT OF LLC INTEREST. The term "Western Land JV Assignment of LLC Interest" shall mean the Assignment of LLC Interest, in the form of Exhibit "D" attached hereto, to be executed and delivered at the Closing by Western Land JV and accepted by Global.

                 WESTERN LAND JV DEPOSIT. The term "Western Land JV Deposit" shall have the meaning ascribed to it in Section 3.2.

                 WESTERN LAND JV INTEREST. The term "Western Land JV Interest" shall mean the entire interest of Western Land JV in the Company.

                 WESTERN LAND JV PURCHASE PRICE. The term "Western Land JV Purchase Price" shall mean an amount equal to Twenty-Four Million Five Hundred Thousand Dollars ($24,500,000).

                 WESTERN WATER. The term "Western Water" shall have the meaning ascribed to it in the opening paragraph of this Agreement.

                 WESTERN WATER ASSIGNMENT OF LLC INTEREST. The term "Western Water Assignment of LLC Interest" shall mean the Assignment of LLC Interest, in the form of Exhibit "E" hereto, to be executed and delivered at Closing by Western Water and accepted by Global.





                                       6.

                 WESTERN WATER DEPOSIT. The term "Western Water Deposit" shall have the meaning ascribed to it in Section 3.2.

                 WESTERN WATER INTEREST. The term "Western Water Interest" shall mean the entire interest of Western Water in the Company.

                 WESTERN WATER PURCHASE PRICE. The term "Western Water Purchase Price" shall mean an amount equal to Thirteen Million Three Hundred Sixty Thousand Dollars ($13,360,000).

                                   ARTICLE II

                   PURCHASE AND SALE AND CONSULTING AGREEMENT

         2.1 PURCHASE AND SALE. At Closing, upon the payment of the Consideration, Western Land JV shall assign to Global and Global shall assume from Western Land JV the Western Land JV Interest and Western Water shall assign to Global and Global shall assume from Western Water the Western Water Interest (the "Purchase and Sale"). A portion of the Western Water Purchase Price in the Deferred Amount shall be paid by Global to Western Water by Global's execution and delivery of the Promissory Note to Western Water at the Closing as provided in Section 8.4 hereof. The portion of the Consideration attributable to the Existing Indebtedness Payoff shall be paid by Global to the Lender at Closing, but shall be deemed to be a capital contribution by Global to the Company in connection with its acquisition of the Western Land JV Interest and the Western Water Interest.

         2.2 CONSULTING AGREEMENT. On or prior to the Closing, Western Land JV or its affiliate and Western Water shall form a joint venture (the "Western Affiliate") to serve as a consultant to the Company as hereinafter provided. At Closing, upon payment of the Consideration, Global and the Western Affiliate shall execute the





                                       7.

Consulting Agreement. At the Closing, the NLRC Agreement shall be amended and restated upon the terms and conditions acceptable to Global, in its sole and absolute discretion, except that it shall commit the Company to enter into the Consulting Agreement with the Western Affiliate and provide that management of the Company shall be vested in a five (5) member board, three (3) of whom shall be selected by Global and two (2) of whom shall be selected by Western Water, with all decisions subject to majority approval of all members of the board, in their sole and absolute discretion. In no event shall the Western Affiliate have any interest in the Company or be required to contribute any capital or other property to the Company for any reason whatsoever.

                                  ARTICLE III

                                 CONSIDERATION

         3.1 CONSIDERATION. Promptly upon execution hereof, the parties shall open an escrow (the "Escrow") at First American Title Guaranty Company (the "Escrow Agent") at 1737 North First Street, San Jose, California, Attn:
Bill Perry, Escrow No. 512782. Global agrees to deliver into Escrow in cash or by wire transfer the Western Land JV Purchase Price, the Western Water Purchase Price, except for the Deferred Amount, the Existing Indebtedness Payoff and the Promissory Note in the Deferred Amount (collectively, the "Consideration"), by 12:00 p.m. Pacific Time on the Closing Date. The close of escrow (the "Closing") shall occur on the Closing Date at such time as Global has delivered the Consideration to the Escrow Agent and the parties have deposited into Escrow all other instruments and documents necessary to close the Escrow as provided in Section 8.3 hereof.





                                       8.

         3.2 DEPOSIT. Global has deposited the sum of Five Hundred Thousand Dollars ($500,000) (the "Western Land JV Deposit") with the Escrow Agent for payment to Western Land JV at the Closing and the sum of Two Hundred Seventy Five Thousand Dollars ($275,000) (the "Western Water Deposit") with the Escrow Agent for payment to Western Water at the Closing. In the event that the transaction contemplated hereby is consummated, the Western Land JV Deposit shall be applied against the Western Land JV Purchase Price, and the Western Water Deposit shall be applied against the Western Water Purchase Price. In the event that the transaction contemplated hereby is not consummated, the Deposit shall be retained by Western Land JV and Western Water or returned to Global as set forth in Article VII, or Section 8.1D., as applicable.

                                   ARTICLE IV

                                     AS-IS

         4.1     "AS IS" TRANSACTION.

                 A. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. Notwithstanding anything contained herein to the contrary, it is understood and agreed that except as provided in this Agreement, neither the Company, nor Western Water or Western Land JV, have made and none of the foregoing are now making, and they specifically disclaim, any warranties, representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Company, the Western Land JV Interest, the Western Water Interest or the Property, including, but not limited to, warranties, representations or guaranties as to (i) matters of title, or water or other mineral rights, (ii) environmental matters relating to the Land or any portion thereof, (iii) geological conditions, including, without





                                       9.

limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes, (iv) whether, and to the extent to which the Land or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) zoning to which the Land or any portion thereof may be subject, (viii) the availability of any utilities to the Land or any portion thereof including, without limitation, water, sewage, gas and electric, (ix) usages of adjoining property, (x) access to the Land or any portion thereof,
(xi) the value, size, location, quality, description, suitability, title or rights to, or physical condition of the Land or any portion thereof, (xii) any income, expenses, charges, liens, encumbrances, liabilities, easements, licenses, options, rights or claims on or affecting or pertaining to the Land or any portion thereof or the Company, (xiii) the presence of Hazardous Substances (hereinafter defined) in or on, under or in the vicinity of the Land, (xiv) the condition or use of the Land or compliance of the Land with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xv) the existence or non-existence of underground storage tanks,
(xvi) any other matter affecting the stability or integrity of the Land, (xvii) the potential for development of the Land, (xviii) the existence of vested land use, zoning or building entitlements affecting the Land, (xix) the merchantability of the Land or fitness of the Land for any particular purpose (Global affirming that Global has not relied on the





                                      10.

Company's, Western Land JV's or Western Water's skill or judgment to select the Land for any particular purpose, and that neither the Company, nor Western Water or Western Land JV makes any warranty that the Land is fit for any particular purpose), (xx) tax consequences, or (xxi) the existence or non-existence of any default or any event, occurrence, condition or act which, with the giving of notice, the lapse of time, or both, is or would become a default under any Contract or any lease, license, easement, option, permit, certificate or agreement which comprises any part of, or relate to, the Property. SUBJECT TO THE WARRANTIES AND REPRESENTATIONS OF WESTERN WATER AND WESTERN LAND JV PROVIDED IN THIS AGREEMENT, GLOBAL ACKNOWLEDGES AND AGREES THAT UPON THE CLOSING, GLOBAL SHALL ACCEPT THE WESTERN WATER INTEREST AND THE WESTERN LAND JV INTEREST AND ITS INVESTMENT IN THE PROPERTY THROUGH THE COMPANY "AS IS, WHERE IS," WITH ALL FAULTS. GLOBAL ACKNOWLEDGES THAT IT HAS FULLY REVIEWED ALL OF THE "DOCUMENTS" (AS THAT TERM IS DEFINED IN SECTION 8.8) TO WHICH GLOBAL HAS BEEN GIVEN ACCESS AND WHICH ARE LOCATED AS OF THE EFFECTIVE DATE IN THE SAN DIEGO OFFICE OF WESTERN WATER AND IN THE RENO OFFICE OF THE COMPANY, AND GLOBAL ACKNOWLEDGES AND AGREES THAT WHETHER OR NOT IT HAS REVIEWED SUCH DOCUMENTS GLOBAL SHALL ACQUIRE THE WESTERN WATER INTEREST AND THE WESTERN LAND JV INTEREST AND ITS INTEREST IN THE COMPANY SUBJECT TO ALL MATTERS DISCLOSED IN SUCH DOCUMENTS. GLOBAL ACKNOWLEDGES THAT IT HAS HAD THROUGH THE EFFECTIVE DATE TO CONDUCT ITS DUE DILIGENCE ON THE PROPERTY. FURTHER, GLOBAL





                                      11.

ACKNOWLEDGES THAT EXHIBIT "A" CONSTITUTES THE COMPANY'S GOOD FAITH EFFORT AT DEVELOPING AN INVENTORY OF THE REAL PROPERTY OWNED BY THE COMPANY, BUT THE COMPANY, WESTERN WATER AND WESTERN LAND JV ARE MAKING NO WARRANTY CONCERNING THE ACCURACY OF SUCH INVENTORY, INCLUDING BUT NOT LIMITED TO ANY AND ALL MINERAL, WATER, OIL AND GAS RIGHTS OR AS TO THE STATE OF TITLE OF SUCH REAL PROPERTY.


         /s/ PLJ                    /s/ JAD                      /s/ JRH
         ----------                 ----------                   ----------
         Western Water              Western Land JV              Global
         Initials                   Initials                     Initials


                 B. "HAZARDOUS SUBSTANCES" DEFINED. For purposes hereof, "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended ("RCRA"), or any other federal, state or local law, ordinance, rule or regulation applicable to the Land, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

                 C. GLOBAL REPRESENTED BY COUNSEL. Global hereby represents and warrants to the Company, Western Water and Western Land JV that:
1. Global is represented by legal counsel in connection with the transactions contemplated by this Agreement; and 2. Global is acquiring the Western Land JV Interest and the Western





                                      12.

Water Interest and therefore an indirect interest in the Property for business, commercial, investment or other similar purpose.



          /s/ PLJ                    /s/ JAD                      /s/ JRH
         ----------                 ----------                   ----------
         Western Water              Western Land JV               Global
         Initials                   Initials                      Initials




                                   ARTICLE V

                          INTERIM OPERATING COVENANTS

         5.1 OPERATIONS. Pending the Closing, the Company agrees to continue to operate, manage and maintain the Property in the ordinary course of the Company's business and substantially in accordance with the Company's present practices, subject to ordinary wear and tear and further subject to
Section 5.2.

         5.2     SALES, LEASES AND ENCUMBRANCES.

                 A. Prior to the Closing, the Company shall not sell, lease or otherwise encumber any portion of the Property, except for any pending sale pursuant to a purchase and sale agreement entered into prior to the Effective Date with a third party bidder or bidders in connection with the sixty-four thousand (64,000) acres of the Land subject to the pending "Nevada Land Rush" auction.

                 B. Prior to the Closing the Company will not modify any existing financing secured by the Property, incur any indebtedness for borrowed money, enter into any lease or modify or renew any existing lease concerning any portion of the Land.

                 C. Prior to the Closing, the Company shall not enter into any Contract or modify, extend or renew any existing Contract.





                                      13.

                 D. Prior to the Closing, neither Western Water nor Western Land JV shall sell, assign, hypothecate, encumber or otherwise transfer any portion of the Western Land JV Interest or the Western Water Interest.

                 E. In the event any sale of Land permitted pursuant to the terms of this Agreement is closed prior to the Closing Date, the Consideration paid by Global shall be reduced by the net amount of proceeds received by the Company, if any, which has been distributed to Western Land JV and Western Water in connection with such sale (the calculation of such net sale proceeds to include a deduction for all selling expenses and capital expenditures made by the Company in connection with such sale). Prior to the Closing Date, the Company shall provide an accounting to Global of all pending sales and all sales proceeds which have been received after March 11, 1997.

                 F. Prior to the Closing, Western Water and Western Land JV shall consult with Global and cooperate with Global concerning any changes that Global may request to any purchase agreement which the Company proposes to enter into in connection with the Nevada Land Rush, and Western Water and Western Land JV shall keep Global fully apprised of the status of all material matters in connection with the Nevada Land Rush, including but not limited to bids received.

         5.3 ADDITIONAL COVENANTS PENDING CLOSING. Prior to the Closing, Western Water and Western Land JV shall do or refrain from doing the following:

                 A. Western Water and Western Land JV shall cause to be filed on a timely basis all income tax returns that are or have been required to be filed with respect to the Western Water Interest and the Western Land JV Interest, Western Water and Western Land JV shall each pay all income taxes that may become due





                                      14.

with respect to their respective interests in the Company prior to the Closing (this covenant shall survive the Closing with respect to any income taxes that might be payable for the period prior to the Closing);

                 B. Western Water and Western Land JV shall cause the Company to file on a timely basis all employment tax returns and reports that are required to be filed with respect to the Company and shall cause the Company to pay all employment taxes that may become due with respect to the Company's operations prior to the Closing.

                 C. The Company shall not make any distributions of cash or other property to Western Water, Western Land JV or their Affiliates;

                 D. The Company shall pay normal and customary expenses of the Company as and when due, including payments, if any, as they become due on the Existing Indebtedness;

                 E. The Company shall not commence any litigation or other proceeding or enter into any settlement agreement;

                 F. The Company shall not acquire or agree to acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or assets of any corporation, partnership, limited liability company or other business organization or division thereof; and

                 G. The Company shall not adopt or amend any employee benefit or company share or option plan, or hire any new employees or consultants, modify the terms of any existing employee or consultant agreement, pay any special bonus or special renumeration or increase the salaries, wage rates or fees paid to its employees





                                      15.

or consultants or grant any severance or termination pay to any employee, manager or officer.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         6.1 Joint Representations and Warranties of Western Water and Western Land JV. The following constitute the sole representations and warranties made jointly by Western Water and Western Land JV.

                 A. The Company is a limited liability company, duly organized and validly existing pursuant to the laws of the State of Delaware, and pursuant to that certain Limited Liability Company Agreement dated as of September 28, 1995, and that certain Certificate of Formation, filed with the Secretary of State of Delaware on September 28, 1995, as amended and restated pursuant to that certain Amended and Restated Certificate of Formation, filed with the Secretary of State of Delaware on November 21, 1995, counsel for Global having been previously provided by the Company with a true and correct copy of the foregoing organizational documents of the Company.

                 B. The execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, subject to equitable principles and principles governing creditors' rights generally.





                                      16.

                 C. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of the transactions contemplated hereby.

                 D. The Company is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                 E. To the best of Western Water's and Western Land JV's actual knowledge, except as disclosed in the Documents with respect to the pending mechanic's lien claims (i) recorded against a portion of the Property on July 20, 1993 by TIC - The Industrial Company, and (ii) filed November 4, 1996, as document number 209621 by Bose Industries, Inc., there is no pending or threatened litigation (including without limitation, environmental litigation, or eminent domain, condemnation or similar proceedings) affecting the Property or against the Company, and neither the Company nor Western Water or Western Land JV has any actual knowledge that any proceedings are contemplated.

                 F. To the best of Western Water's and Western Land JV's actual knowledge, Western Water and Western Land JV are the only members of the Company.

         6.2 REPRESENTATIONS AND WARRANTIES OF WESTERN LAND JV. The following constitute the sole representations and warranties of Western Land JV to Global.

                 A. Western Land JV is a Delaware general partnership, duly organized and existing pursuant to the laws of the State of Delaware.





                                      17.

                 B. Western Land JV is the sole owner of the entire Western Land JV Interest and no portion of such interest has been previously sold, assigned, hypothecated, encumbered or otherwise transferred to any other Person. Western Land JV has the full right, power and authority to enter into this Agreement and to convey the entire Western Land JV Interest to Global in accordance with the terms of this Agreement.

                 C. The execution and delivery of this Agreement and the performance by Western Land JV of its obligations hereunder have been duly authorized by all necessary action on the part of Western Land JV, this Agreement has been duly authorized, executed and delivered by Western Land JV and constitutes the legal, valid and binding obligation of Western Land JV, subject to equitable principles and principles governing creditors' rights generally.

                 D. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Western Land JV or the performance by Western Land JV of the transactions contemplated hereby, except as provided in Section 8.1.A.4.

                 E. Western Land JV is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                 F. To the best of Western Land JV's actual knowledge, Global has been provided with access to or the Company has caused to be delivered to Global a copy of all Documents.





                                      18.

                 G. Western Land JV has no actual knowledge of any matter which is material to the use, ownership, operation or value of the Property that is not disclosed in the Documents (except for matters concerning the Property which may be discussed in the Excluded Documents); provided, however, that Western Land JV makes absolutely no representation or warranty whatsoever, express or implied, as to the completeness or accuracy of the Documents or as to the current, past or future value of the Property or market or industry conditions.

         6.3 REPRESENTATIONS AND WARRANTIES OF WESTERN WATER. The following constitute the sole representations and warranties of Western Water to Global.

                 A. Western Water is a corporation, duly organized and validly existing pursuant to the laws of the State of Delaware.

                 B. Western Water is the sole owner of the entire Western Water Interest and no portion of such interest has been previously sold, assigned, hypothecated, encumbered or otherwise transferred to any other Person. Western Water has the full right, power and authority to enter into this Agreement and to convey the entire Western Water Interest to Global in accordance with this Agreement.

                 C. The execution and delivery of this Agreement and the performance by Western Water of its obligations hereunder have been duly authorized by all necessary action on the part of Western Water, this Agreement has been duly authorized, executed and delivered by Western Water and constitutes the legal, valid and binding obligation of Western Water, subject to equitable principles and principles governing creditors' rights generally.





                                      19.

                 D. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Western Water or the performance by Western Water of the transactions contemplated hereby, except as provided in Section 8.1.A.4.

                 E. Western Water is not a "foreign person" or "foreign corporation" as those terms are defined in the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

                 F. To the best of Western Water's actual knowledge Global has been provided with access to or the Company has caused to be delivered to Global a copy of all Documents.

                 G. Western Water has no actual knowledge of any matter which is material to the use, ownership, operation or value of the Property that is not disclosed in the Documents (except for matters concerning the Property which may be discussed in the Excluded Documents); provided, however, that Western Water makes absolutely no representation or warranty whatsoever, express or implied, as to the completeness or accuracy of the Documents or as to the current, past or future value of the Property or market or industry conditions.

         6.4 REPRESENTATIONS AND WARRANTIES OF GLOBAL. Global represents and warrants to the Company, Western Land JV and Western Water as follows:

                 A. Global is a corporation duly organized, validly existing and in good standing under the laws of Ontario, Canada, with all requisite power and authority to enter into this Agreement and to conduct the business of the Company as contemplated by this Agreement.





                                      20.

                 B. Global has the full right, power and authority to enter into this Agreement and to carry out all of the terms of the transaction contemplated hereby.

                 C. The execution and delivery of this Agreement and the performance by Global of its obligations hereunder have been duly authorized by all necessary action on the part of Global. This Agreement has been duly authorized, executed and delivered by Global and constitutes the legal, valid and binding obligation of Global, subject to equitable principles and principles governing creditors' rights generally.

                 D. No consent, waiver, approval or authorization is required for any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Global or the performance by Global of the transactions contemplated hereby.

                 E. Global has legally binding financial commitments or readily available funds sufficient to enable it to perform its obligations under this Agreement.

         6.5     KNOWLEDGE AND LIMITATION OF WARRANTIES.

                 A. Global acknowledges and agrees that all references in this Agreement and in any Exhibits attached hereto to the phrases "within actual knowledge," "to the actual knowledge of," "known to," or similar phrases
(1) shall mean the current actual (not constructive or imputed) personal knowledge of Larry D. Kelley and Jeffrey A. Dritley, in the case of Western Land JV, and of Peter Jensen, Arik Prawer and John Huston, in the case of Western Water; (2) shall not in any case mean or refer to the actual, constructive or imputed knowledge of any other employee, trustee, partner, agent, officer, director or other representative of either





                                      21.

Western Land JV or Western Water; and (3) shall in no event impose upon Western Land JV or Western Water or any of their respective officers, directors, agents or employees or any of the above-named individuals any duty or obligation to verify, inquire or make any independent inquiry or investigation of any such representation, warranty or statement or to inspect or review any of the Documents.

                 B. The warranties, representations and covenants made by each party to this Agreement shall survive the Closing and shall expire one (1) year thereafter. Accordingly, any party which may desire to bring a claim with respect to any breach of warranty, representation or covenant hereunder shall provide written notice of such claim to all other parties prior to the expiration of one (1) year from the Closing.

         6.6 SECURITIES LAWS. Global is acquiring its interest in the Company for investment, solely for its own account, with the intention of holding such interest for investment and not with a view to, or for resale in connection with, any distribution or public offering or resale of any portion of such interest within the meaning of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state security law, rule or regulation ("Security Laws"). Global acknowledges that it is aware that its interest in the Company has not been registered under the Securities Act or under any other Security Laws in reliance upon exemptions contained therein. Global understands and acknowledges that its representations and warranties contained herein are being relied upon by the Company, Western Water, Western Land JV and the constituent owners of such persons as the basis for exemption of the transfer of interests in the Company from the registration requirements of the Securities Act and other Security Laws. Global acknowledges that the Company will





                                      22.

not and has no obligation to register any interest in the Company under the Securities Act or other Security Laws. Global acknowledges that prior to the execution of this Agreement, it has had an opportunity to review the NLRC LLC Agreement, and any and all other information regarding the Company which has been provided by Western Water and Western Land JV to Global. Global hereby acknowledges that it understands that the acquisition of its interest in the Company is a speculative investment involving a high degree of risk and does hereby represent that it has net worth sufficient to bear the economic risk of its investment in the Company and to justify its investing in a highly speculative venture of this type. Each of the representations, warranties and acknowledgements of Global set forth above shall be deemed for purposes of this
Section 6.5 to also have been made by the persons making the decisions on behalf of Global to acquire its interest in the Company.

                                  ARTICLE VII

                                    REMEDIES

         7.1 WESTERN LAND JV'S AND WESTERN WATER'S REMEDIES. IN THE EVENT THAT CLOSING AND THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED HEREBY DOES NOT OCCUR AS A RESULT OF A DEFAULT BY GLOBAL IN THE PERFORMANCE OF ITS OBLIGATIONS PURSUANT TO THIS AGREEMENT AND SUCH DEFAULT IS NOT THE RESULT OF A FAILURE BY WESTERN WATER OR WESTERN LAND JV TO PERFORM HEREUNDER, WESTERN LAND JV AND WESTERN WATER SHALL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, IN LAW OR IN EQUITY, TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES AND





                                      23.

NOT AS A PENALTY, IN FULL SATISFACTION OF CLAIMS AGAINST GLOBAL HEREUNDER. IN THE EVENT THE CLOSING AND THE CONSUMMATION OF THE TRANSACTION HEREIN CONTEMPLATED DOES NOT OCCUR AS HEREIN PROVIDED BY REASON OF ANY DEFAULT OF GLOBAL, GLOBAL AND WESTERN LAND JV AND WESTERN WATER AGREE THAT IT WOULD BE IMPRACTICAL AND EXTREMELY DIFFICULT TO ESTIMATE THE DAMAGES SUFFERED BY WESTERN WATER AND WESTERN LAND JV AS A RESULT OF GLOBAL'S FAILURE TO CONSUMMATE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE DATE OF THIS AGREEMENT, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENT A REASONABLE ESTIMATE OF THE DAMAGES WHICH WESTERN WATER AND WESTERN LAND JV WILL INCUR AS A RESULT OF SUCH FAILURE; PROVIDED, HOWEVER, THAT THIS PROVISION WILL NOT WAIVE OR AFFECT ANY INDEMNITY OBLIGATION OF GLOBAL HEREUNDER OR WESTERN LAND JV'S OR WESTERN WATER'S RIGHTS WITH RESPECT THERETO. THEREFORE, GLOBAL AND WESTERN WATER AND WESTERN LAND JV DO HEREBY AGREE THAT A REASONABLE ESTIMATE OF THE TOTAL NET DETRIMENT THAT WESTERN WATER AND WESTERN LAND JV WOULD SUFFER IN THE EVENT THAT GLOBAL DEFAULTS AND FAILS TO CONSUMMATE THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT IS AN AMOUNT EQUAL TO THE DEPOSIT. SAID AMOUNT WILL BE THE FULL, AGREED AND LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT BY GLOBAL. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY





                                      24.

WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO WESTERN LAND JV AND WESTERN WATER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. UPON DEFAULT BY GLOBAL, THIS AGREEMENT WILL BE TERMINATED AND, EXCEPT FOR ANY INDEMNITY OBLIGATIONS OF GLOBAL HEREUNDER WHICH MAY BE ENFORCED BY WESTERN LAND JV AND/OR WESTERN WATER IN ADDITION TO RETENTION BY WESTERN LAND JV AND WESTERN WATER OF THE DEPOSIT, NEITHER PARTY SHALL HAVE ANY FURTHER RIGHTS OR OBLIGATIONS HEREUNDER.

          /s/ JRH                    /s/ JAD                 /s/ PLJ
         ----------              ---------------             --------------
          Global                 Western Land JV             Western Walter
          Initials               Initials                    Initials


         7.2 GLOBAL'S REMEDIES PRIOR TO CLOSING. IN THE EVENT THAT PRIOR TO THE CLOSING THE COMPANY, WESTERN LAND JV OR WESTERN WATER FAILS TO PERFORM ANY MATERIAL OBLIGATION UNDER THIS AGREEMENT FOR ANY REASON EXCEPT THE FAILURE BY GLOBAL TO PERFORM A MATERIAL OBLIGATION, GLOBAL SHALL HAVE THE RIGHT TO (I) BRING AN ACTION FOR SPECIFIC PERFORMANCE UNDER THIS AGREEMENT, (II) PROCEED WITH THE PURCHASE OF THE PROPERTY, OR (III) TERMINATE THIS AGREEMENT BY DELIVERING WRITTEN NOTICE TO THE COMPANY, WESTERN LAND JV AND WESTERN WATER PRIOR TO THE CLOSING. IN THE EVENT THAT GLOBAL ELECTS TO TERMINATE THIS AGREEMENT, THE DEPOSIT SHALL BE RETURNED TO GLOBAL, WESTERN WATER AND WESTERN LAND JV SHALL PAY ALL ESCROW CANCELLATION FEES AND CHARGES, AND GLOBAL SHALL HAVE THE RIGHT TO COLLECT FROM THE





                                      25.

COMPANY, WESTERN LAND JV AND/OR WESTERN WATER, JOINTLY AND SEVERALLY TO THE EXTENT EACH SUCH PARTY IS IN DEFAULT OF ANY OF ITS MATERIAL OBLIGATIONS HEREUNDER, AS COMPENSATION FOR ANY AND ALL DAMAGES (ACTUAL CONSEQUENTIAL, PUNITIVE OR OTHERWISE) ASSOCIATED WITH THIS AGREEMENT AND THE DUE DILIGENCE CONDUCTED BY GLOBAL ACTUAL OUT-OF POCKET COSTS INCURRED BY GLOBAL UP TO A MAXIMUM AMOUNT OF TWO HUNDRED THOUSAND DOLLARS ($200,000.00). GLOBAL HEREBY WAIVES ALL OTHER REMEDIES AGAINST THE COMPANY, WESTERN LAND JV AND/OR WESTERN WATER WHICH GLOBAL MIGHT OTHERWISE HAVE AT LAW OR IN EQUITY BY REASON OF SUCH MATERIAL DEFAULT BY ANY OF THEM. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN THE EVENT THAT PRIOR TO CLOSING, GLOBAL HAS ACTUAL KNOWLEDGE (NOT CONSTRUCTIVE KNOWLEDGE) OF ANY MATERIAL MISREPRESENTATION BY WESTERN WATER OR WESTERN LAND JV OR ANY MATERIAL BREACH OF THEIR MATERIAL WARRANTIES OR COVENANTS CONTAINED HEREIN, AND GLOBAL ELECTS TO AFFIRM THIS AGREEMENT AND PROCEED WITH THE CLOSING, SUCH ELECTION SHALL, UPON THE CLOSING, CONSTITUTE A WAIVER BY GLOBAL OF ANY AND ALL CLAIMS RELATING TO SUCH MATERIAL MISREPRESENTATION OR MATERIAL BREACH OF MATERIAL WARRANTY OR COVENANT.



/s/ JRH                     /s/ JAD                          /s/ PLJ
----------                  ---------------                  --------------
Global                      Western Land JV                  Western Walter
Initials                    Initials                         Initials





                                      26.

         7.3 GLOBAL'S REMEDIES AFTER CLOSING. IN THE EVENT THAT AFTER THE CLOSING BUT DURING THE PERIOD SET FORTH IN SECTION 6.5(B) GLOBAL DISCOVERS ANY MATERIAL BREACH OF A MATERIAL WARRANTY OR COVENANT OR MATERIAL MISREPRESENTATION BY WESTERN LAND JV OR WESTERN WATER, EXCLUDING ANY BREACH OF WARRANTY OR MISREPRESENTATION AMOUNTING TO FRAUD, GLOBAL'S SOLE AND EXCLUSIVE REMEDY, IN LAW OR IN EQUITY, SHALL BE TO COLLECT EXCLUSIVELY FROM THE PARTY RESPONSIBLE FOR SUCH BREACH OF WARRANTY OR COVENANT OR MISREPRESENTATION ALL DAMAGE DIRECTLY INCURRED BY GLOBAL AND REASONABLY FORESEEABLE, INCLUDING ATTORNEYS' FEES AND COSTS PURSUANT TO SECTION 7.5 HEREOF, PROVIDED HOWEVER, THAT (1) GLOBAL SHALL HAVE NO CLAIM OR CAUSE OF ACTION HEREUNDER UNLESS AND ONLY TO THE EXTENT THAT THE TOTAL DOLLAR AMOUNT OF SUCH DAMAGES (INCLUDING UNDER THE ASSIGNMENTS OF LLC INTERESTS) INCURRED BY GLOBAL IN THE AGGREGATE EXCEEDS THE SUM OF FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000) AND (II) THE TOTAL DOLLAR AMOUNT WHICH MAY BE COLLECTED BY GLOBAL HEREUNDER FOR ALL DAMAGES INCURRED BY GLOBAL (INCLUDING UNDER THE ASSIGNMENTS OF LLC INTERESTS) SHALL IN NO EVENT EXCEED THE SUM OF TEN MILLION DOLLARS ($10,000,000) REGARDLESS OF THE AMOUNT OF DAMAGES INCURRED BY GLOBAL. AFTER THE EXPIRATION OF THE PERIOD SET FORTH IN SECTION 6.5(B), GLOBAL SHALL HAVE NO RIGHT TO MAKE ANY SUCH CLAIM. IN THE EVENT OF FRAUD BY EITHER WESTERN WATER OR WESTERN LAND JV,





                                      27.

GLOBAL AGREES TO ASSERT ANY CLAIM WITH RESPECT THERETO EXCLUSIVELY AGAINST THE PARTY RESPONSIBLE THEREFOR.

/s/ JRH                           /s/ JAD                         /s/ PLJ
--------                         ---------------                  --------------
Global                           Western Land JV                  Western Walter
Initials                         Initials                         Initials

         7.4 EXCULPATION. EXCEPT IN THE EVENT OF FRAUD, IN NO EVENT SHALL WESTERN LAND JV, WESTERN WATER OR ANY OF THEIR RESPECTIVE DIRECT OR INDIRECT PARTNERS, MEMBERS, SHAREHOLDERS, OWNERS OR AFFILIATES, OR ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE COMPANY, THE WESTERN LAND JV INTEREST, THE WESTERN WATER INTEREST OR THE PROPERTY IN EXCESS OF THE AMOUNTS SET FORTH IN SECTIONS 7.2 AND 7.3 HEREOF, WHETHER SUCH CLAIM, CAUSE OF ACTION OR LIABILITY IS BASED UPON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.


/s/ JRH                           /s/ JAD                         /s/ PLJ
--------                         ---------------                  --------------
Global                           Western Land JV                  Western Walter
Initials                         Initials                         Initials


         7.5 ATTORNEYS' FEES. In the event any party hereto is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the nonprevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees and expenses, incurred in connection with such litigation.





                                      28.

                                  ARTICLE VIII

                                    CLOSING

         8.1     CONDITIONS TO CLOSING.

                 A. The obligations of the Company, Western Water and Western Land JV under this Agreement to consummate the transactions contemplated hereby shall be subject to the satisfaction of the following conditions on or before the Closing Date,, except to the extent any of such conditions may have been waived by the Company, Western Water and Western Land JV in writing at Closing, in their sole and absolute discretion:

                          1.      All material representations and warranties
of Global in this Agreement shall be true and correct in all material respects as of the Effective Date and at all times through the Closing Date and Global shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by Global in a timely manner as and when required prior to the Closing Date or at the Closing.

                          2.      No order, writ, injunction or decree shall
have been entered or be in effect by any court of competent jurisdiction or any Governmental Authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                          3.      No suit or other proceeding or claims shall
be pending or threatened by any third party before any court or Governmental Authority or otherwise asserted against the Company (except as allowed by Section 9.1 hereof) which involves a claim in excess of Four Hundred Fifty Thousand Dollars ($450,000)





                                      29.

in value (a) concerning any portion of the Property, the Western Water Interest or the Western Land JV Interest, or (b) seeking to restrain or prohibit or declare illegal, or seeking substantial damages against the Company, Western Water, Western Land JV or any of their Affiliates in connection with, the transactions contemplated by this Agreement.

                          4.      If Global is unable to conclude that
consummation of the transaction is exempt from the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, such waiting period shall have expired or been terminated, and no action by the Federal Trade Commission or the Antitrust Division of The Department of Justice challenging or seeking to enjoin such consummation shall have been instituted or be pending.

                 B. The obligations of Global under this Agreement to consummate the transactions contemplated herein shall be subject to the satisfaction of the following conditions on or before the Closing Date, except to the extent any such conditions may have been waived by Global in writing at Closing, in its sole and absolute discretion:

                          1.      All material representations and warranties
of Western Water and Western Land JV in this Agreement shall be true and correct in all material respects as of the Effective Date and at all times through the Closing Date, and the Company, Western Water and Western Land JV shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by the Company, Western Water or





                                      30.

Western Land JV in a timely manner as and when required prior to the Closing Date or at the Closing.

                          2.      No order, writ, injunction or decree shall
have been entered and be in effect by any court of competent jurisdiction or any Governmental Authority, and no statute, rule, regulation or other requirement shall have been promulgated or enacted and be in effect, that restrains, enjoins or invalidates the transactions contemplated hereby.

                          3.      No suit or other proceeding shall be pending
or threatened by any third party before any court or Governmental Authority which involves a claim in excess of Four Hundred Fifty Thousand Dollars ($450,000) in value (a) concerning any portion of the Property, the Western Water Interest or the Western Land JV Interest or (b) seeking to restrain or prohibit or declare illegal, or seeking substantial damages against Global in connection with, the transactions contemplated by this Agreement.

                          4.      There shall have been no material adverse
change in the business or operations with respect to the Company since the Effective Date and no event shall have occurred or circumstances exist that is reasonably likely to result in such a material adverse change.

                          5.      Unless the Company shall have provided Global
with reliable information based on which it can reasonably be concluded that the consummation of the transaction is exempt from the filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated by the Federal Trade Commission pursuant thereto, such waiting period shall have expired or been terminated, and no





                                      31.

action by the Federal Trade Commission or the Antitrust Division of the Department of Justice challenging or seeking to enjoin such consummation shall have been instituted or be pending.

                 C.       In the event any of the conditions set forth in
Section 8.1.A.1, 8.2.A.2 or 8.1.A.3 or 8.1.A.4 hereof is not satisfied or waived in writing by Western Water and Western Land JV prior to the Closing, this Agreement and the Escrow established hereunder shall terminate upon written notice to Global and the Deposit shall be promptly returned to Global, except in the event this Agreement is terminated pursuant to Section 8.A.1, in which event the Deposit shall be promptly released to Western Land JV and Western Water, as they shall direct to the Escrow Agent, and the parties shall have no further rights or obligations hereunder.

                 D.       In the event any of the conditions set forth in
Section 8.1.B.1, 8.1.B.2, 8.1.B.3, 8.1.B.4 or 8.1.B.5 is not satisfied or waived in writing by Global prior to the Closing, this Agreement and the Escrow established hereunder shall terminate upon written notice by Global to Western Land JV and Western Water, in which event the Deposit shall be promptly returned to Global and, if applicable, Global shall have the specific rights and remedies set forth Section 7 hereof.

         8.2 CLOSING DATE. The Closing shall be held through the Escrow Agent on April 23, 1997 or such earlier or later date as Western Land JV, Western Water and Global shall mutually agree, in each parties' sole and absolute discretion ("Closing Date").

         8.3     CLOSING MATTERS.

          A. Prior to the Closing Date, Western Land JV shall deliver to the Escrow Agent the following:





                                      32.

                          1.      Four (4) duly executed counterparts of the
Western Land JV Assignment of LLC Interest;

                          2.      A certified LP-1 for Western Affiliate;

                          3.      A duly executed non-foreign entity
certification, certifying, in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, that neither the Company nor Western Land JV is not a "foreign person";

                          4.      Escrow instructions sufficient to enable the
Escrow Agent to close the Escrow in accordance with the terms of this Agreement;

                          5.      A certified copy of a resolution of the
general partner(s) of Western Land JV authorizing them to consummate this transaction on behalf of Western Land JV in accordance with this Agreement; and

                          6.      Such other documents and instruments as may
be reasonably required to consummate this transaction in accordance with this Agreement.

                 B. Prior to the Closing Date, Western Water shall deliver to the Escrow Agent the following:

                          1.      Four (4) counterparts of the Western Water
Assignment of LLC Interest;

                          2.      A duly executed non-foreign entity
certification, certifying, in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder, that Western Water is not a "foreign person";





                                      33.

                          3.      Escrow instructions sufficient to enable the
Escrow Agent to close the Escrow in accordance with the terms of this Agreement;

                          4.      A certified copy of a resolution of the Board
of Directors of Western Water authorizing Western Water to consummate this transaction in accordance with this Agreement; and

                          5.      Such other documents and instruments as may
be reasonably required to consummate this transaction in accordance with this Agreement.

             C. Prior to the Closing Date, Western Land JV and Western Water shall cause the Western Affiliate to deliver to the Escrow Agent the following:

                          1.    Four (4) duly executed counterparts of
Consulting Agreement;

                          2.     Escrow instructions sufficient to enable the
Escrow Agent to close the Escrow in accordance with the terms of this Agreement; and

                          3.      Such other documents and instruments as may
reasonably be required to consummate this transaction in accordance with this Agreement.

                 D. Prior to the Closing Date, Western Land JV and Western Water shall cause the Lender to deliver to the Escrow Agent the following:

                          1.      The original promissory note pertaining to
the Existing Indebtedness to be marked "paid" at the Closing upon payment of the Existing Indebtedness to Lender by Global;

                          2.      A payoff demand and a duly executed and full
reconveyance of the Existing Mortgage for each county in Nevada in which the Existing Mortgage is recorded;





                                      34.

                          3.      A duly executed and notarized termination of
assignment of leases and rents for each county in Nevada in which the Assignment of Leases and Rents pertaining to the Existing Indebtedness has been recorded; and

                          4.      A UCC-2 duly executed by Lender with respect
to each UCC-1 filed in connection with the Existing Indebtedness to be filed with the appropriate office in the State of Nevada by the Escrow Agent promptly after the Closing.

                 E. Prior to the Closing Date (except as noted in Section 8.3E.1 below), Global shall deliver to the Escrow Agent the following:

                          1.      The Consideration in cash or by wire
transfer, less the Deposit and the Deferred Amount, (all monies Global is required to deliver shall be available for disbursement by wire transfer to the Company, the Lender, Western Water and Western Land JV, as applicable, no later than 12:00 noon, Pacific Time, on the Closing Date provided that all parties have made all deposits into Escrow required of them on or prior to the Closing
Date);

                          2.      The Promissory Note in the Deferred Amount
duly executed by Global;

                          3.      Global' share of the closing costs to be paid
by it hereunder;

                          4.      Four (4) duly executed counterparts of the
Western Land JV Assignment of LLC Interest;

                          5.      Four (4) duly executed counterparts of the
Western Water Assignment of LLC Interest;





                                      35.

                          6.      Four (4) duly executed counterparts of the
Consulting Agreement;

                          7.      Escrow instructions sufficient to enable the
Escrow Agent to close the Escrow in accordance with the terms of this Agreement;

                          8.      A certified copy of a resolution of the Board
of Directors of Global authorizing Global to consummate this transaction in accordance with this Agreement and to execute the Promissory Note; and

                          9.      Such other documents and instruments as may
be reasonably required to consummate this transaction in accordance with this Agreement.

         8.4 DELIVERY OF PROMISSORY NOTE AS PARTIAL PAYMENT TO WESTERN WATER. Western Water and Global agree that the Deferred Amount portion of the Western Water Purchase Price shall be paid with the Promissory Note executed by Global at the Closing and delivered to Western Water.

         8.5 CLOSING COSTS. Global shall pay for all costs and expenses incurred in connection with any and all inspections, investigations, reviews, studies and reports undertaken by or at the request of Global and all other costs and expenses incurred by it in connection with the acquisition of its interest in the Company. Escrow fees shall be paid one-half by Western Water and Western Land JV and one-half by Global. Each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction that is the subject of this Agreement and such expenses incurred by Western Water and Western Land JV shall not be paid by the Company.





                                      36.

         8.6 COMMISSIONS. Western Water, Western Land JV, the Company and Global each represents and warrants to the others that no brokerage commission or finders' or other similar fee is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the others harmless against the payment of any commission to any other person or entity claiming by, through or under Western Land JV, Western Water, the Company or Global, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing. This Section 8.6 shall expressly survive any Closing or any termination of this Agreement.

         8.7 NO PRORATIONS. There shall be no prorations, or credits to the Consideration to be paid by Global at the closing. Subject to the terms and conditions of the Western Land JV Assignment of LLC Interest and the Western Water Assignment of LLC Interest, the Company will continue to pay all expenses and liabilities of the Company whether incurred prior to or after the Closing and whether or not such expenses and liabilities are customarily prorated items.

         8.8     ACCESS TO DOCUMENTS AND PROPERTY.

                 A. Pending the Closing, except for internal market studies, appraisals, business plans, sensitivity studies or similar subjective evaluations of the Property (collectively, the "Excluded Documents"), Western Water and Western Land JV will continue to provide access to and make available for review and copying between the hours of 8:00 a.m. and 6:00 p.m., all reports, studies, analyses, plans, charts, schedules and other background information pertaining to the Company or the Property in the possession or control of the Company, Western Water or Western





                                      37.

Land, including without limitation any title policies, title documents, loan documents, leases, licenses, rights of way, environmental and engineering reports, minutes, employment and consultant agreements, and any material correspondence, agreements, memoranda and documentation relating to the Company or the Property in the possession or control of the Company, Western Water or Western Land (collectively, all such material in the possession or control of the Company, Western Water or Western Land shall be referred to as the "Documents").

                 B. Prior to the Closing, Global and its agents, employees, contractors and consultants shall have the right to enter on the Property for the purpose of performing any inspection thereof that Global may desire to make, provided that Global shall not perform any invasive testing of the Property without the consent of Western Land JV and Western Water, in their sole and absolute discretion. Prior to any entry on the Property, Global shall obtain and deliver evidence to the Company of general liability insurance coverage in a minimum amount of one million dollars ($1,000,000), and Global shall indemnify, defend and hold the Company, Western Land JV and Western Water harmless from and against any and all claims, costs, damages, obligations or liabilities arising in connection with such entry and inspection (including reasonable attorneys' fees and costs).

                                   ARTICLE IX

                                  CONDEMNATION

         9.1 CONDEMNATION. If, prior to Closing, any Governmental Authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to any material





                                      38.

portion of the Land, constituting in excess of Four Hundred Fifty Thousand Dollars ($450,000) in value of the Property, the Company shall give prompt notice of same to Global. If such proceedings are not dismissed on or before the Closing Date, Global shall be entitled, as its sole and exclusive remedy, to terminate this Agreement upon written notice to the Company on the Closing Date, in which event the Deposit shall be promptly returned to Global and the parties shall have no further rights or obligations hereunder except as may be set forth herein. In the event Global does not terminate this Agreement pursuant to the preceding sentence, Global shall be conclusively deemed to have elected to purchase the Western Water Interest and the Western Land JV Interest subject to such condemnation and waives any right to terminate this Agreement as a result thereof. If the consideration does not involve a portion of the Property in excess of Four Hundred Fifty Thousand Dollars ($450,000) in value or Global waives or is deemed to have waived the right to terminate this Agreement as a result of such condemnation, the parties hereto shall close this Agreement in accordance with the terms hereof with no reduction in the Consideration, and the proceeds of such condemnation shall be paid to the Company.

                                   ARTICLE X

                                  RISK OF LOSS

         10.1 RISK OF LOSS. The parties hereto acknowledge and agree that any improvements to the Land are not a material element of this transaction, and therefore, if prior to Closing, any of such improvements to the Land shall be damaged or destroyed by fire or other casualty, such event shall not affect the obligations of the parties pursuant to this Agreement and each agrees to proceed to





                                      39.

close this Agreement in accordance with the terms hereof, with the proceeds of any casualty insurance being payable to the Company.

                                   ARTICLE XI

                                 MISCELLANEOUS

         11.1 ENTIRE AGREEMENT. This Agreement, together with the Exhibits and Schedules attached hereto, contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof.

         11.2 AGREEMENT BINDING ON PARTIES. Except as hereinafter provided, this Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. No party may assign its rights hereunder without the prior written consent of the other parties, except that Global may assign this Agreement to or designate one or more wholly owned subsidiaries or other Affiliates to become a member of the Company. No assignment permitted hereunder shall relieve any party from any of its obligations under this Agreement. Any assignment in violation of the provisions of this Section 11.2 shall be void and shall constitute a material default under this Agreement.





                                      40.

         11.3 EFFECTIVE DATE. The "Effective Date" of this Agreement shall be the date on which this Agreement has been executed by all of the Company, Western Land JV, Western Water, and Global.

         11.4 NOTICE. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by A) depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, B) by delivering the same to such party, or an agent of such party, in person or by commercial courier, C) by facsimile, or D) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Airborne Express, Emery or DHL. Notice given in any manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any Business Day with delivery made after such hours to be deemed received the following Business Day. For the purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:


         THE COMPANY:                  Nevada Land and Resource Company LLC
                                       P.O. Box 1200
                                       Rocklin, California 95677-1200
                                       Attn:  Mr. Larry D. Kelley
                                       Fax:  (916) 624-0741

         AND TO:                       Morgan Stanley Real Estate Fund
                                       1999 Avenue of the Stars
                                       Suite 2000
                                       Los Angeles, California 90067-6086
                                       Attn:  Mr. Jeffrey A. Dritley
                                       Fax:  (310) 203-9703

         AND TO:                       Jones, Day, Reavis & Pogue
                                       77 West Wacker Drive
                                       Suite 3500






                                      41.

                                       Chicago, Illinois 60601-1692
                                       Attn:  Robert C. Lee, Esq.
                                       Fax: (312) 782-8585

         AND TO:                       Western Water Company
                                       4660 La Jolla Village Drive
                                       Suite 680
                                       San Diego, California 92122
                                       Attn:  Mr. Peter L. Jensen
                                       Fax:  (619) 535-9260

         AND TO:                       Troy & Gould
                                       1801 Century Park East
                                       16th Floor
                                       Los Angeles, California 90067
                                       Attn:  William Gould, Esq.
                                       Fax:  (310) 201-4746

         WESTERN LAND JV:              Western Land Joint Venture
                                       1999 Avenue of the Stars
                                       Suite 2000
                                       Los Angeles, California 90067-6086
                                       Attn:  Mr. Jeffrey A. Dritley
                                       Fax:  (310) 203-9703

         WITH A COURTESY COPY TO:      Jones, Day, Reavis & Pogue
                                       77 West Wacker Drive
                                       Suite 3500
                                       Chicago, Illinois 60601-1692
                                       Attn:  Robert C. Lee, Esq.
                                       Fax: (312) 782-8585

         WESTERN WATER:                Western Water Company
                                       4660 La Jolla Village Drive
                                       Suite 680
                                       San Diego, California 92122
                                       Attn:  Mr. Peter L. Jensen
                                       Fax:  (619) 535-9260

         WITH A COURTESY COPY TO:      Troy & Gould
                                       1801 Century Park East
                                       16th Floor
                                       Los Angeles, California 90067
                                       Attn:William Gould, Esq.
                                       Fax: (310) 201-4746




                                      42.

         GLOBAL:                       John R. Hart
                                       President and CEO
                                       Global Equity Corporation
                                       875 Prospect, Suite 301
                                       La Jolla, CA 92037
                                       Fax:  (619) 454-1170

         AND TO:                       Gray Cary Ware & Freidenrich
                                       400 Hamilton Avenue
                                       Palo Alto, CA 94301
                                       Attn: Jeffrey A. Trant, Esq.
                                       Fax:  (415) 328-3029


The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America upon written notice to the other party. Any notice which Global desires to send to the Company, Western Water and Western Land JV may be sent in a single notice delivered to all parties to receive notices on behalf of the Company.

         11.5 TIME OF THE ESSENCE. Time is of the essence in all things pertaining to the performance of this Agreement.

         11.6 PLACE OF PERFORMANCE. This Agreement is made and shall be performable in La Jolla, California, and shall be construed in accordance with the laws of the State of California.

         11.7    VENUE.  Venue shall be in San Diego County.

         11.8 CURRENCY. All dollar amounts are expressed in United States currency.

         11.9 SECTION HEADINGS. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

         11.10 OBLIGATIONS. Subject to Section 6.5.B hereof, to the extent necessary to carry out the terms and provisions hereof, the terms, conditions, obligations and





                                      43.

rights set forth herein shall not be deemed terminated at the time of Closing nor will they merge into the various documents executed and delivered at the time of Closing.

         11.11 NO RECORDATION. Without the prior written consent of the Company, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto and any such recordation of this Agreement or memorandum hereof, by Global without the prior written consent of the Company shall constitute a default hereunder by Global, whereupon this Agreement shall, at the option of the Company, terminate and be of no further force and effect. Upon termination all Deposit shall be retained by Western Land JV and Western Water, the parties shall have no further duties or obligations one to the other, except as may be set forth in Section 7.1.

         11.12 MULTIPLE COUNTERPARTS. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes).

         11.13 SEVERABILITY. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

         11.14 COOPERATION. Each party hereto shall cooperate with the other parties in all respects in implementing the transaction contemplated by this Agreement. Each





                                      44.

party shall execute and deliver such instruments and other documents as may be reasonably requested by the other party to carry out the purpose of this Agreement.

         11.15 POSSESSION. Possession of the Property, including but not limited to the Land and all bank accounts, funds, records, documents, reports, studies, equipment, furnishings and other assets of the Company shall remain with the Company at the Closing (other than the Excluded Documents which shall remain with Western Water and Western Land JV) and be delivered to the new members of the Company as directed by Global.

         11.16 CONFIDENTIALITY. Each party to this Agreement expressly acknowledges and agrees that the transactions contemplated by this Agreement and the terms, conditions and negotiations concerning the same shall be held in the strictest confidence by each of them and shall not be disclosed by any of them, except (1) to their respective legal counsel, accountants, consultants, officers, partners, directors and shareholders, (2) to the extent that such disclosure may be necessary for their respective performances hereunder, and
(3) to the extent Global and Western Water may be required to publicly announce this transaction at the time of signing this Agreement pursuant to SEC regulations and/or Canadian Regulations pertaining to such disclosure requirements. Global further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Global in connection with the Company or the Land will not be disclosed by Global to any third person without the prior written consent of the Company. Nothing contained in this Section
11.16 shall preclude or limit any party from disclosing any information otherwise deemed confidential under this Section 11.16 in connection with such party's enforcement of its rights following a disagreement hereunder or in response





                                      45.

to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or any filings with Governmental Authorities required by reason of the transactions provided for herein. The provisions of this Section
11.16 shall survive any termination of this Agreement.





                                      46.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.
                        "THE COMPANY"
                         -----------

                        NEVADA LAND AND RESOURCE
                        COMPANY, LLC,
                        a Delaware limited liability company


                        By:   Western Land Joint Venture,
                              a Delaware general partnership

                              By:   /s/ JEFFREY A. DRITLEY
                                 ---------------------------------------------

                              Name:    Jeffrey A. Dritley
                                   -------------------------------------------
                              Title:   President
                                    ------------------------------------------

                        By:   Western Water Company, a Delaware corporation


                              By:     /s/ PETER L. JENSEN
                                 ---------------------------------------------

                              Name:
                                   -------------------------------------------
                              Title:
                                    ------------------------------------------


                        "WESTERN LAND JV"
                         ---------------

                        WESTERN LAND JOINT VENTURE,
                        a Delaware general partnership


                        By:    /s/ JEFFREY A. DRITLEY
                           ---------------------------------------------------

                        Name:   Jeffrey A. Dritley
                             -------------------------------------------------
                        Title:  President
                              ------------------------------------------------

(SIGNATURES CONTINUE NEXT PAGE)





                                      47.

                         "WESTERN WATER"
                          -------------

                         WESTERN WATER COMPANY,
                         a Delaware corporation


                         By:    /s/ PETER L. JENSEN
                            ------------------------------

                         Name:   Peter Jensen
                              ----------------------------
                         Title:  CEO
                               ---------------------------


                         "GLOBAL"
                          ------

                         GLOBAL EQUITY CORPORATION
                         an Ontario, Canada corporation


                         By:     /s/ JOHN R. HART
                            ------------------------------

                         Name:   John R. Hart
                              ----------------------------
                         Title:  President & CEO
                               ---------------------------






                                      48.